EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sphere 3D Corp. of our report dated September 23, 2014, relating to the consolidated financial statements of Overland Storage, Inc. as of and for the years ended June 30, 2014 and 2013, appearing in the Registration Statement of Sphere 3D Corp. on Form F-4 (No. 333-197569) (and expresses an unqualified opinion and includes an explanatory paragraph regarding Overland Storage, Inc.’s going concern uncertainty), filed with the Securities and Exchange Commission.

/s/Moss Adams LLP

San Diego, California
November 14, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sphere 3D Corp. of our report dated March 30, 2016, relating to the consolidated financial statements of Sphere 3D Corp. as of and for the years ended December 31, 2015 and 2014, appearing in its Annual Report on Form 40-F (No. 001-36532) (and expresses an unqualified opinion and includes an explanatory paragraph regarding Sphere 3D Corp.’s going concern uncertainty), filed with the Securities and Exchange Commission.

/s/Moss Adams LLP

San Diego, California
November 14, 2016